Exhibit 10.16

LEASE AGREEMENT BETWEEN

CB OFFICE 10, LTD.,

AS LANDLORD, AND

RFM Integrated Device Inc.

AS TENANT

DATED NOVEMBER_, 2019

PROJECT: INTERNATIONAL BUSINESS PARK, PHASE X

CARROLLTON, TEXAS

Billingsley Office Lease Form- 2013v2

Building 10

BASIC LEASE INFORMATION

Lease Date:	November ___, 2019

Landlord:	CB OFFICE 10, LTD., a Texas limited partnership

Tenant:	RFM Integrated Device Inc., a Texas incorporated company

Premises:	Suite No. 1155, containing 1,834 rentable square feet, in the office building whose street address is 4100 Midway Road, Carrollton, Texas 75007 (the “Building”). The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.

Term:	39 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 39th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	January 1, 2020

Basic Rent:	Subject to the conditional abatement of Basic Rent set forth below, Basic Rent shall be the following amounts for the following periods of time:

Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
January 1, 2020–March 31, 2021	$19.50	$2,980.25
April 1, 2021–March 31, 2022	$20.00	$3,056.67
April 1, 2022–March 31, 2023	$20.50	$3,133.08

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Basic Rent and Additional Rent shall be conditionally abated until March 31, 2020. Commencing April 1, 2020, Tenant shall make Basic Rent payments as otherwise provided herein. Notwithstanding such abatement of Basic Rent (a) all other sums due under this Lease, including Tenant’s Proportionate Share of Electrical Costs, shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor.

Security Deposit: Rent:	$18,645.68

Rent:	Basic Rent, Tenant’s Proportionate Share of Electrical Costs, Tenant’s share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office use, including lab use for testing of electronic equipment and/or components and software development.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page i

Tenant’s Proportionate Share:	1.7649%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 103,916 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them.

Expense Stop:	None; NNN Lease.

Initial Liability	$3,000,000
Insurance Amount:

Tenant’s Address:	RFM Integrated Device Inc.
2160 Lundy AVE STE 220
_ SAN JOSE, CA 95131
Attention: Mavis, Chen
Telephone: 408-894-9882
Telecopy: 408-894-9869

Landlord’s Address:	For all Notices:		With a copy to:

	Billingsley Property Services, Inc. 1722 Routh Street, Suite 770 Dallas, Texas 75201		Billingsley Property Services, Inc. 1722 Routh Street, Suite 770 Dallas, Texas 75201
	Attention:	Lease Administration, Office	Attention:	Legal Department
	Telephone:	214-270-1000	Telephone:	214-270-1000
	Telecopy:	214-270-0992	Telecopy:	214-270-0992

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page ii

LEASE

This Lease Agreement (this “Lease”) is entered into as of November_, 2019, between CB OFFICE 10, LTD., a Texas limited partnership (“Landlord”), and RFM Integrated Device Inc., a corporate company (“Tenant”).

1.	Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems: “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting this Lease or the Project, and “Law” means any of the foregoing; “Tenant’s Off Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees. “Leasing Costs’’ means all costs incurred and inducements offered by Landlord in leasing the Premises to Tenant (including, without limitation, commissions, abated Rent, abated parking charges, tenant improvement allowances, costs incurred to prepare the Premises for Tenant).

2.	Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3.	Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about the Commencement Date (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor except as specifically set forth below in this Section 3, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. The Estimated Delivery Date, as extended day-for-day for any days of Force Majeure delay to Landlord’s Work, is referred to as the “Adjusted Estimated Delivery Date”. If delivery of the Premises is delayed beyond the Adjusted Estimated Delivery Date, such delay shall not be a default by Landlord, render this Lease void or voidable, or otherwise render Landlord liable for damages (except as specifically provided in this paragraph). If delivery of the Premises has not occurred on or prior to the date that is 30 days after the Adjusted Estimated Delivery Date, Tenant’s obligation to pay Basic Rent for the Premises shall be abated two days for each day after the 30th day after the Adjusted Estimated Delivery Date until delivery of the Premises occurs. If delivery of the Premises has not occurred on or prior to the date that is 90 days following the Adjusted Estimated Delivery Date, Tenant may terminate this Lease by delivering written notice to Landlord and Landlord’s Mortgagee within ten business days following the expiration of such 90-day period and prior to the date upon which delivery of the Premises actually occurs. Such termination shall be effective as of the 30th day after delivery thereof, subject to the remainder of this paragraph. If Tenant fails to timely give such termination notice, Tenant shall be deemed to have waived its right to terminate this Lease under this Section 3, time being of the essence with respect thereto. Notwithstanding the foregoing, if upon the receipt from Tenant of a written election to terminate this Lease as provided in this paragraph, Landlord reasonably believes it can ensure that delivery of the Premises is achieved within 30 days following the receipt of such notice, Landlord may, in its sole discretion, elect to proceed with such work and, provided delivery of the Premises occurs within such 30-day period, Tenant’s election to terminate shall be null and void. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent, Additional Rent, and Electrical Costs (each as defined herein).

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4	Rent.

(a)	Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

(b)	Operating Costs; Taxes; Electrical Costs.

(1)	Tenant shall pay to Landlord Tenant’s Proportionate Share of the Operating Costs (defined below) (“Additional Rent”) in the Building. Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may in good faith estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2)	The term “Operating Costs” means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of building manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings (but in no event shall such amortized costs exceed cost savings actually realized), as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except Electrical Costs and the cost of other utilities reimbursable to Landlord by the Project’s tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Building; (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance); (I) a management fee not to exceed four percent (4%) of the Rent for the Building; and (J) Taxes. If the Building is part of a multi building office complex (the “Complex”), Operating Costs for the Complex may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.

BILLINGSLEY OFFICE LEASE AGREEMENT- FORM 2013v2	Page 2

Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4(b)(2)(C). and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; and (viii) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project.

(3)	“Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. Notwithstanding the above, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof (it being agreed that the so-called “margin tax” codified at§§ I 71.0001 et seq. of the Texas Tax Code (as the same may be amended from time to time, the “Margin Tax”) is such a tax and shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower Taxes and all costs included in disputing any Taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.

(4)	Tenant shall also pay to Landlord Tenant’s Proportionate Share of the cost of all electricity used by the Project (“Electrical Costs”). Such amount shall be payable in monthly installments on the Commencement Date and on the first day of each calendar month thereafter. Each installment shall be based on Landlord’s estimate of the amount due for each month. From time to time during any calendar year, Landlord may in good faith estimate or re-estimate the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations.

(5)	By April 1 of each calendar year, Landlord shall furnish to Tenant a statement of Operating Costs and Electrical Costs for the previous year, in each case adjusted as provided in Section 4(b)(5), (the “Operating Costs Statement”). If Tenant’s estimated payments of Operating Costs or Electrical Costs under this Section 4(b) for the year covered by the Operating Costs Statement exceed Tenant’s Proportionate Share of such items as indicated in the Operating Costs Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs or Electrical Costs under this Section 4(b) for such year are less than Tenant’s Proportionate Share of such items as indicated in the Operating Costs Statement, then Tenant shall promptly pay Landlord such deficiency.

(6)	With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs and Electrical Costs for such period which vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof. In no event (through “gross up” or otherwise) shall Landlord collect Operating Costs or Electrical Costs from tenants of the Building in excess of Landlord’s actual costs therefor.

BILLINGSLEY OFFICE LEASE AGREEMENT- FORM 2013v2	Page 3

5.	Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to 3½% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five business days after Landlord delivers written notice of such delinquency to Tenant. If any check is tendered by Tenant and not duly honored with good funds, Tenant shall, in addition to any other remedies available to Landlord under this Lease, pay Landlord a “NSF” fee of $75.00, and Landlord may require, by giving written notice to Tenant (and in addition to any other rights and remedies accruing pursuant to the terms, provisions or covenants of this Lease) that all future rental payments are to be made on or before the due date by cash, cashier’s check, or money order, and that the delivery of Tenant’s personal or corporate check will no longer constitute a payment of rental as provided in this Lease. In addition, if Tenant fails in two (2) consecutive months to make rental payments within five (5) business days after the due date, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any interest accruing pursuant to this Section 5, as well as any other rights and remedies accruing pursuant to the terms, provisions or covenants of this Lease), that Basic Rent is to be paid quarterly in advance instead of monthly and that all future rental payments are to be made on or before the due date by cash, cashier’s check, or money order, and that the delivery of Tenant’s personal or corporate check will no longer constitute a payment of rental as provided in this Lease. Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights, regardless of any notation on said check or any conditions with which Tenant offers such check to Landlord.

6.	Securitv Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit as provided by Law, Landlord thereafter shall have no further liability for the return of the Security Deposit.

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7.	Landlord’s Obligations.

(a)	Services. Landlord shall furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning (“HVAC”) as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service as set forth on Exhibit K attached hereto; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 208 volts and whose electrical energy consumption does not exceed normal office and laboratory usage. Landlord shall maintain the common areas of the Project in a manner consistent with that expected in a low-rise suburban Class A office building, except for damage caused by a Tenant Party. Landlord shall keep the common areas of the Project in compliance with all Laws, except to the extent of violations of Laws caused by a Tenant Party. If Tenant desires any of the services specified in clause (2) above: (A) at any time other than between 7:00 a.m. and 6:00 p.m. on weekdays and between 8:00 a.m. and 1:00 p.m. on Saturday (in each case other than holidays), or (B) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within 30 days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. Such costs are currently estimated by Landlord to be $40.00 per hour per rooftop unit, with a two-hour minimum. “Building Holidavs” shall mean (a) New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, Christmas Eve, Christmas Day, and the Monday following such holiday if the holiday falls on a Sunday, or the Friday preceding such holiday if the holiday falls on a Saturday and (b) other days designated by Landlord, so long as such other days are commonly recognized as holidays by other office buildings in the submarket in which the Project is located.

(b)	Excess Utilitv Use. Landlord shall not be required to furnish electrical current for equipment that requires more than 208 volts or other equipment whose electrical energy consumption exceeds normal office and laboratory usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 208 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, in each case, plus an administrative fee of 15% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

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(c)	Access. Subject to the Building rules and regulations attached as Exhibit C hereto and the other provisions of this Lease, Tenant will be provided access to the Premises 24 hours per day, seven days per week. If such access is unavailable due to force majeure or any other reason beyond Landlord’s control (including construction performed by parties other than Landlord which prohibits such access), Landlord shall not be in default under this Section 7(c).

8.	Improvements; Alterations; Repairs; Maintenance.

(a)	Improvements; Alterations. Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Building’s common areas or elevator lobby areas, or (4) provision of services to other occupants of the Building. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other alterations, tenant improvements, alterations or physical additions to the Premises which are cosmetic in nature totaling less than $50,000 in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision), in each case provided that (A) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such alterations, additions, or improvements (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (B) the installation thereof does not require the issuance of any building permit or other governmental approval, or involve any core drilling or the configuration or location of any exterior or interior walls of the Building, and (C) such alterations, additions and improvements will not affect (i) the Building’s Structure or the Building’s Systems, (ii) the provision of services to other Building tenants, or (iii) the appearance of the Building’s common areas or the exterior of the Building. Notwithstanding the foregoing, the referenced $50,000 cost limitation shall not apply to a project involving only carpeting and/or painting, provided that the other qualifications of the immediately preceding sentence are satisfied. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(b)	Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises, Tenant’s Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises, except with respect to those portions of the Premises that Landlord is obligated to repair, replace and maintain in connection with provision of the services set forth in Section 7(a) above. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

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(c)	Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord and Landlord’s property management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Upon request by Landlord, Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction (and if requested by Landlord, references for the company or person performing such work or supplying such materials), and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). Any inspections required to be performed to determine compliance with the Disabilities Act (as hereinafter defined) in connection with such work must be performed by Landlord’s accessibility consultant. All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof. All cabling installed within the Premises by Tenant shall be in conformance with the standards set for the Building by Landlord at the time of such installation.

(d)	Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within 20 days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

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9.	Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to this Lease and/or the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 215 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours, so long as Tenant is not generally conducting business from the Premises after normal business hours. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). Any inspections required to be performed to determine compliance with the Disabilities Act, whether as a result of the initial tenant improvement work or any alterations or additions made by or on behalf of a Tenant Party, must be performed by Landlord’s accessibility consultant. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). Tenant shall not use any substantial portion of the Premises for a “call center,” any other telemarketing use, or any credit processing use without the prior written consent of Landlord. If, because of a Tenant Party’s acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

10.	Assignment and Subletting.

(a)	Transfers. Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 10(a)(1) through 10(a)(6) being a “Transfer”).

(b)	Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, (4) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building or Complex, (7) is in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury or any successor entity (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and (8) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

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(c)	Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least 15 days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information reasonably requested by Landlord. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer. If Landlord reasonably believes that the out-of-pocket costs payable to third parties to be incurred by Landlord in reviewing the proposed consent will exceed $1,000, Landlord will first notify Tenant of such cost estimate before proceeding with such third-party expenses. If Tenant fails to consent to such additional costs and expenses within five business days after Landlord’s written notification to Tenant thereof, Tenant shall be deemed to have rescinded its request for such consent.

(d)	Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)	Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

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(t)	Cancellation. Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, if Landlord provides written notification to Tenant of its election to cancel this Lease as to any portion of the Premises as provided above, Tenant may rescind its proposed assignment or subletting of all or any portion of the Premises by notifying Landlord in writing within three business days following Landlord’s written cancellation notice.

(g)	Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (t) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (including, without limitation, brokerage commissions, tenant finish work and fees paid to Landlord in connection with such Transfer) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (u) the Rent allocable to the portion of the Premises covered thereby.

(h)	Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1)	an Affiliate of Tenant;

(2)	any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the greater of (i) the Tangible Net Worth of Tenant as of the date hereof, or (ii) the Tangible Net Worth of Tenant as of the date of the Permitted Transfer; or

(3)	any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the greater of (A) the Tangible Net Worth of Tenant as of the date hereof, or (B) the Tangible Net Worth of Tenant as of the date of the Permitted Transfer.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence of compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism). or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

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11.	Insurance; Waivers; Subrogation; Indemnity.

(a)	Tenant’s Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence (which may be satisfied by Tenant’s obtaining primary coverage in an amount not less than $2,000,000 and umbrella coverage in an amount equal to the difference between $3,000,000 and the amount of such primary coverage) or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company, and, if requested in writing by Landlord, Landlord’s Mortgagee, against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), (E) worker’s compensation insurance, and (F) business interruption insurance in an amount reasonably acceptable to Landlord. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. The commercial general liability insurance to be maintained by Tenant may have a deductible of no more than $5,000 per occurrence; the property insurance to be maintained by Tenant may have a deductible of no more than $10,000 per occurrence; and, all other insurance to be maintained by Tenant shall have no deductible. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, on or before the date of each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with a Best’s rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein and such failure continues for five days following Landlord’s receipt of an additional notice from Tenant that includes the following phrase in bold, all caps type: “WARNING: FAILURE TO PROVIDE EVIDENCE OF INSURANCE COVERAGE IN COMPLIANCE WITH THE REQUIREMENTS OF THE LEASE FIVE BUSINESS DAYS FOLLOWING RECEIPT OF THIS NOTICE WILL ALLOW LANDLORD TO PROCURE INSURANCE ON TENANT’S BEHALF AND CHARGE COSTS TO TENANT,” then in such case, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

(b)	Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

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(c)	No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business (including any applicable deductibles), or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part; however the release provided for in this sentence shall not apply to the gross negligence or willful misconduct of Landlord and its servants, agents, contractors, employees and invitees. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

(d)	Indemnity. Subject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (1) occurring in or on the Project (other than within the Premises) but only to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment to the extent caused by the negligence or willful misconduct of any Tenant Party. It being agreed that clauses (2) and (3) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in or on the Project’s common areas to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12.	Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a)	Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

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(b)	Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)	Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)	Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior 1essor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13.	Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14.	Condemnation.

(a)	Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b)	Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)	Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

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(d)	Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time (i.e., twelve (12) months or less), this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the price of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 14(d).

(e)	Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemner for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15.	Fire or Other Casualty.

(a)	Repair Estimate. If the Premises or the Building are partially damaged by fire or other casualty (a “Casualty”), Landlord shall, within 60 days after such Casualty (such limit shall be 75 days in the case of a total casualty [meaning that no significant portion of the above-ground improvements are salvageable]), deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b)	Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the Casualty in the case of a partial Building casualty (such limit shall be 270 days in the case of a total casualty [as described above]) (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c)	Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d)	Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with reasonable diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to that portion of the proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises to the extent allocable to the unamortized balance of the Allowance provided for such improvements (as amortized straight-line across the initial Term in monthly increments).

(e)	Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until such portion of the Premises is tenantable (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless the willful misconduct of a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

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16.	Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17.	Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a)	Payment Default. Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due: however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

(b)	Abandonment. Tenant (1) abandons or vacates the Premises or any substantial portion thereof or (2) fails to continuously operate its business in the Premises, without, in either case, first providing Landlord with five days, prior written notice thereof;

(c)	Estoppel. Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 25(e) and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

(d)	Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);

(e)	Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d):

(f)	Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; however, if such failure cannot be cured within such 30-day period (thus excluding, for example, Tenant’s obligation to provide Landlord evidence of Tenant’s insurance coverage) and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default unless it is not fully cured within an additional 90 days after the expiration of the 30-day period; and

(g)	lnsolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

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18.	Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity (including, without limitation, the rights to enforce specific performance or seek injunctive relief), take any one or more of the following actions:

(a)	Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) to the extent not already recovered pursuant to Section 18(b), the unamortized Leasing Costs, amortized straight-line over the initial Term of this Lease, with such amortization to cease upon the date of termination, (2) all Rent accrued hereunder through the date of termination, (3) all amounts due under Section 19(a), and (4) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates” minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b)	Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) the unamortized Leasing Costs, amortized straight-line over the initial Term of this Lease, with such amortization to cease upon the date of termination of possession, (2) all Rent and other amounts accrued hereunder to the date of termination of possession, (3) all amounts due from time to time under Section 19(a) and (4) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b). Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. To the extent required by law, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Complex and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b). it may at any time elect to terminate this Lease under Section 18(a):

(c)	Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;

(d)	Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or

(e)	Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19.	Payment bv Tenant; Non-Waiver; Cumulative Remedies.

(a)	Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting, (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

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(b)	No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)	Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

20.	Landlord’s Lien. In addition to any statutory landlord’s lien now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of Tenant’s property situated in or upon, or used in connection with. the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Section 20 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 20, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Within ten days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord’s security interest in the Collateral. Notwithstanding the foregoing to the contrary, Landlord agrees that upon request by Tenant, and further provided that no Event of Default is then in existence, Landlord will execute and deliver an agreement to Tenant’s supplier or institutional financial source in a form mutually acceptable to both parties, whereby Landlord will subordinate Landlord’s lien to the security interest of Tenant’s supplier or institutional financial source, subject to the terms and provisions of such separate agreement.

21.	Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant’s Off Premises Equipment) as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the end of the Term.

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22.	Holding Over.

(a)	If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

(b)	Notwithstanding Section 22(a) above, provided (1) there is no continuing Event of Default either at the time of election or at the expiration of the Term, (2) Tenant has provided 12 months’ prior written notice to Landlord (which notice shall specify the length of the Authorized Holdover Period [defined below], not to exceed 90 days) and (3) Tenant’s occupancy during such Authorized Holdover Period shall be subject to all terms and conditions of this Lease, Tenant shall have the option to extend the Term for a period of up to 90 days as specified in the written notice to be delivered to Landlord hereunder (the “Authorized Holdover Period”). If Tenant elects to extend the Term for the Authorized Holdover Period, Tenant shall pay monthly Basic Rent for the Authorized Holdover Period in an amount equal to 125% of the Basic Rent payable during the last month of the Term (Additional Rent shall continue in the same manner as provided in this Lease). If Tenant fails to surrender the Premises to Landlord on or before the expiration of the Authorized Holdover Period, in accordance with this Lease, the provisions of Section 22(a) herein shall apply to any such holding over by Tenant with respect to the Premises and Tenant shall not be released from its obligations, covenants and agreements under the Lease related to the Premises during such holdover period.

23.	Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a)	Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable prior notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)	Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time. Without limiting the generality of the immediately preceding sentence, Tenant acknowledges that LANDLORD MAKES NO REPRESENTATION OR WARRANTY REGARDING WHETHER OR NOT LANDLORD WILL PROVIDE SECURITY SERVICES, OR IF SO, WHAT FORM OF SECURITY SERVICES WILL BE PROVIDED;

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(c)	Prospective Purchasers and Lenders. Upon 24 hours’ prior written notice, to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(d)	Prospective Tenants. At any time during the last 12 months of the Tenn (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours, upon 24 hours’ prior written notice, to show the Premises to prospective tenants.

24.	Intentionally Omitted.

25.	Miscellaneous.

(a)	Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

(b)	Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency, except that Landlord shall remain liable to account to Tenant for any security deposit under this Lease, unless and until such deposit is either assigned to a successor landlord hereunder or properly applied to costs and damages in accordance with this Lease. The provisions of this Section shall survive any expiration or termination of this Lease. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

(c)	Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d)	Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Jones Lang LaSalle Brokerage, Inc., Billingsley Property Services, Inc., and Mass Realty LLC, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’,’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

(e)	Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

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(f)	Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)	Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)	Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 25(f); nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 25(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)	Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term) without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)	No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)	No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l)	Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

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(m)	Waiver of Jury Trial; Counterclaims. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. IT IS FURTHER MUTUALLY AGREED THAT IN THE EVENT LANDLORD COMMENCES ANY PROCEEDING OR ACTION FOR POSSESSION, INCLUDING A SUMMARY PROCEEDING FOR POSSESSION OF THE PREMISES, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, EXCEPT FOR STATUTORY MANDATORY COUNTERCLAIMS.

(n)	Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o)	Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(p)	Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q)	Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(r)	Financial Reports. Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(r) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(s)	Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(t)	Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, not to be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

BILLINGSLEY OFFICE LEASE AGREEMENT- FORM 2013v2	Page 21

(u)	Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly: without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law or court order, to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(v)	Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(w)	Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to), patrol the Building, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

(x)	Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(x), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attomeys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section 25(x). This indemnity provision shall survive termination or expiration of this Lease.

BILLINGSLEY OFFICE LEASE AGREEMENT- FORM 2013v2	Page 22

(y)	List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Outline of Premises
Exhibit B - Description of the Land
Exhibit C - Building Rules and Regulations
Exhibit D - Tenant Finish-Work
Exhibit E - Form of Confirmation of Commencement Date Letter
Exhibit F - Form of Tenant Estoppel Certificate
Exhibit G - Parking
Exhibit H - Renewal Option
Exhibit I - Janitorial Specifications

(z)	Determination of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent and Tenant’s Proportionate Share of Electrical Costs) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

(aa)	Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

26.	Other Provisions.

(a)	Security System. Tenant may, at its sole cost and expense, install an electronic card key system within the Premises. Tenant shall furnish Landlord with a copy of all key codes or access cards and Tenant shall ensure that Landlord shall have access to the Premises at all times. Additionally, Tenant shall ensure that such system shall comply with all Laws, including all fire safety laws, and in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from, such system or the malfunctioning thereof in accordance with Tenant’s indemnity contained in Section 11(c) hereof. Sections 8 and 21 of this Lease shall govern the installation, maintenance and Landlord’s removal rights with respect to such security system.

(b)	Suite and Lobby Signage. Landlord, at its cost and expense, shall provide exterior suite and directory signage to Tenant and Tenant shall not place any additional signage outside the Premises.

(c)	Environmental Representation by Landlord. Landlord represents that it has received no written notification revealing the presence of any Hazardous Materials located at the Building in levels that would require remediation.

(d)	Early Access Right. Landlord and Tenant acknowledge that for the thirty (30) day period prior to the Commencement Date, Tenant shall have a license to occupy the Premises only for the purpose of installing its racking systems, technology telecommunications set-up, and general “make ready” activities, subject to and in accordance with the terms and provisions of this Lease and this Section 26(d), including the Landlord’s right to revoke the license as expressly provided herein, and otherwise only to the extent permissible under all applicable Laws (including, without limitation, any Laws or requirements of any governmental agency requiring a certificate of occupancy prior to the occupancy of the Premises) (the “Early Access Right”). Tenant shall ensure that its employees and contractors do not interfere with Landlord’s completion of the Work. Tenant hereby acknowledges and agrees that Tenant assumes all risk associated with its early occupancy of the Premises prior to the Commencement Date and Landlord shall not be liable to Tenant or Tenant’s agents, employees, contractors, subcontractors, guests, invitees or any person claiming by, through or under Tenant for any injury to person, loss of or damage to property, or for loss of or damage to Tenant’s business by any cause whatsoever, except to the extent arising from or out of Landlord’s gross negligence or willful misconduct. In the event Tenant accesses the Premises prior to the

Commencement Date, then until the Commencement Date Tenant shall be subject to all of the terms, obligations and conditions of this Lease (including the requirement to maintain all insurance required under this Lease), except only for the obligations to pay Basic Rent and Additional Rent.

(e)	Waiver of Consumer Rights. TENANT HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

BILLINGSLEY OFFICE LEASE AGREEMENT- FORM 2013v2	Page 23

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	CB OFFICE 10, LTD., a Texas limited partnership

	By:		CB Office 10 GP, LLC, a Texas limited liability company, its general partner

By:
Name:
		Title:	Senior Vice President

TENANT:	RFM Integrated Device Inc., a corporate company

		By:	/s/ Yu-Tung, Huang
		Name:	Yu-Tung, Huang
		Title:	Chairman

BILLINGSLEY OFFICE LEASE AGREEMENT- FORM 2013v2	Page 24

EXHIBIT A

OUTLINE OF PREMISES

EXHIBIT A, Outline of Premises	Page A-1

**EXHIBIT B**

**DESCRIPTION OF THE LAND**

Being a certain 8.1195 acre tract of land situated in the J.S. Haynes Survey, Abstract No. 457, City of Carrollton, Collin County, Texas, and also being known as Lot 1 Block A of he CROW-BILLINGSLEY HERMES ADDITION as recorded in Cabinet M, Page 363, Land Records of Collin County, Texas, and being more particularly described as follows:

BEGINNING at a 5/8" iron rod found for corner situated in the east line of Midway Road (120' R.O.W.), said iron rod also being the most westerly northwest corner of Lot 1 Block 1 HENRY BUTTS OLDSMOBILE ADDITION as recorded in Cabinet L, Page 997, Land Records of Collin, County, Texas:

THENCE N01°38'46"E, along the east line of said Midway Road, a distance of 458.50 feet to a 65/8" iron rod found for a corner; said corner also being the southwest corner of Lot 2 Block A, of said CROW-BILLINGSLEY HERMES ADDITION;

THENCE S88°21'14"E, departing said east line and along the common southerly line of Lot 2 Block A and the northerly line of said Lot 1 Box A of CROW-BILLINGSLEY HERMES ADDITION, a distance of 778.40 to a 5/8" iron rod found for corner, and said iron rod also being a corner in a west line of the aforementioned Lot 1 Block 1 HENRY BUTTS OLDSMOBILE ADDITION;

THENCE S01°38'46"W, along the common west line of said Lot 1 Block 1 HENRY BUTTS OLDSMOBILE ADDITION and said east line of Lot 1 Block A, a distance of 450.26 feet to a 5/8" iron rod found for a corner; and said iron rod also being a corner in the west line of the Lot 1 Block 1 HENRY BUTTS OLDSMOBILE ADDITION;

THENCE N88°57'39"W, departing said common west line and along the common most southerly north line of said Lot 1 Block 1 HENRY BUTTS OLDSMOBILE ADDITION and the south line of the said Lot 1 Block A, a distance of 778.44 feet to the POINT OF BEGINNING and containing 353,687 square feet or 8.1195 acres of land.

EXHIBIT B, Description of the Land	Page B-1

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1.	Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.	Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.	No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and any Building standard window treatments.

4.	Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5.	Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant three keys to such tenant’s leased premises free of charge, with additional keys provided at such tenants cost. No tenant shall make a duplicate thereof. Security Building access cards shall be provided by Landlord to tenants at no charge for up to ten cards; additional cards thereafter are provided at a cost of $10.00 per card.

6.	No tenant shall place any additional signage outside their premises.

7.	Movement in or out of the Building of furniture, office equipment, bulky material, merchandise or materials shall be conducted Monday through Friday before 8:00 a.m. or after 5:00 p.m. All movement activity whether it be Monday through Friday, weekend or holiday, should be scheduled through the Landlord 48 hours prior to such movement. Tenant assumes all risks and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

8.	All damage to the Building caused by the installation, placement, or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant. No tenant shall be liable for any damage resulting solely from the weight of any items placed in the Building by such tenant provided such items do not, in the aggregate, exceed the building weight loads specified by Landlord.

9.	Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals other than animals assisting the disabled shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

10.	Tenant shall cooperate with Landlord’s employees in keeping the Building and its leased premises neat and clean.

11.	Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

12.	Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

13.	No machinery of any kind other than normal office and laboratory equipment (that does not use flame or otherwise pose a heightened risk of damage to the Premises) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance not approved in writing in advance by Landlord.

EXHIBIT C, Building Rules and Regulations	Page C-1

14.	Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

15.	In the event any vending machines are maintained in the Building for common use by all tenants, no vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, which consent shall not be unreasonably delayed, withheld or conditioned. Any vending machines contained in any leased premises shall be for the sole use of the applicable tenant, its employees and guests.

16.	All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

17.	No smoking of any type is permitted in any portion of the Building, including any portion thereof leased by tenants. Landlord shall designate smoking areas outside of the Building.

18.	No firearms or weapons of any type are permitted upon the Land or within the Project.

19.	While at the Project, Tenant, its employees, agents and guests shall behave in a manner consistent with that expected in a Class A office building located in North Dallas.

20.	Tenant shall notify Landlord before holding an event in a common area of the Project or serving alcohol.

21.	In order to maintain and operate the parking areas in an orderly manner, Landlord reserves the right to establish any reasonable system of parking monitoring, including the issuance of vehicle identification stickers (including not less than two (2) such stickers per each employee of Tenant), and all persons parking in the parking areas shall comply with such system. Except with respect to any reserved spaces to which Tenant may be entitled pursuant to the Lease. Tenant and Tenant’s employees shall park their cars only in those portions of the parking areas that are from time to time designated for that purpose by Landlord. Landlord shall have the right from time to time to relocate parking areas within the Project for use by Tenant. Tenant shall furnish in writing the make, model, color and state automobile license number (automobile license numbers to be submitted on a yearly basis) assigned to Tenant’s cars within thirty (30) days after taking possession of the Premises and shall thereafter notify Landlord in writing of any changes within five (5) days. In the event Tenant or its employees, agents or licensees fail to park their cars in the parking areas so designated from time to time by Landlord, then any requirements in the Lease regarding prior notice to Tenant or the expiration of any grace period, or both, shall not apply and Landlord at its option shall have the following right and option, but only after first placing one prior written notice of violation on vehicles that are parked in violation of these parking rules and regulations, to low such vehicles away each at the vehicle owner’s cost and expense. Parking areas shall be used only for parking vehicles no longer than full-size passenger vehicles. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or elsewhere in the Project is prohibited. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

22.	No tenant shall be permitted to tow or remove any vehicle.

23.	Tenant shall provide Landlord 48-hour notice if it intends to operate any form of shuttle or bus service (whether on a recurring basis or for a one-time special event).

25.	In order to maintain and operate the parking areas in an orderly manner and provide for the safety of the tenants, Landlord reserves the right to designate drop-off and pick-up locations and traffic flow patterns for any such shuttle or bus service.

EXHIBIT C, Building Rules and Regulations	Page C-2

EXHIBIT D

TENANT FINISH-WORK: WORK OF LIMITED SCOPE (NO PLANS)

(Landlord Performs the Work)

1. Acceptance of Premises. Except as set forth in Section 2 of this Exhibit, Tenant accepts the Premises in their “AS-IS” condition, and, except as expressly set forth below, Landlord shall have no obligation to perform any work therein (including demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Before Tenant may occupy the Premises to conduct its business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy from the appropriate governmental authority for the Premises.

2. Scope of Work. Landlord shall install an exhaust fan and two additional electrical outlets in the Premises (the “Work”). The Work shall be performed by Landlord using Building-standard materials in Building-standard quantities

EXHIBIT D, Tenant Finish Work	Page D-1

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

___________________ , 20___

Re:	Lease Agreement (the “Lease”) dated________, 201___, between_________________, a______________ (“Landlord”), and _________, a ___________ (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.	Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.	Commencement Date. The Commencement Date of the Lease is _________, 20__.

3.	Expiration Date. The Term is scheduled to expire on the last day of the __th full calendar month of the Term, which date is ________, 20__.

4.	Contact Person. Tenant’s contact person in the Premises is:

Attention:	__________________________
Telephone:	___-___-______
Telecopy:	___-___-_____

5.	Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6.	Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

EXHIBIT E, Form of Confirmation of Commencement Date	Page E-1

Sincerely,
____________, a_____

By:
Name:
Title:

Agreed and accepted:

[TENANT’S SIGNATURE BLOCK], a ______________

By:
Name:
Title:

EXHIBIT E, Form of Confirmation of Commencement Date	Page E-2

EXHIBIT A

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT E, Form of Confirmation of Commencement Date	Page E-3

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between ______________, a ______________, as Landlord, and the undersigned as Tenant, for the Premises on the ______________ floor(s) of the office building located at __________________, ________ and commonly known as ______________, and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of __________, 201__ between Tenant and Landlord[’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”);_____________________________________________________________________________________________ ____________________________________________________________________________________________________ _______________________________________________________________________________________________

2. The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

4. The Term commenced on ______________, 201__ and the Term expires, excluding any renewal options, on ______________, 201__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

5. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”): ___________________________________________________________________________________ ____________________________________________________________________________________________________ ___________________________________________________________________________________________________

6. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________. The current monthly installment of Basic Rent is $____.

7. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

8. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

9. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

10. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

11. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

EXHIBIT F, Form of Tenant Estoppel Certificate	Page F-1

12. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

13. Tenant is not itself, and is not directly or indirectly owned, controlled or supported by, a “Specially Designated National” or otherwise designated as a blocked person under any regulation of the Office of Foreign Assets Control, U.S. Department of Treasury (see: www.ustreas.gov/offices/enforcement/OFAC).

14. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord. Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of__________, 20__.

TENANT:	_____________________________________, a
___________________

By:
Name:
Title:

EXHIBIT F, Form of Tenant Estoppel Certificate	Page F-2

EXHIBIT G

PARKING

Tenant may use up to four parking spaces per 1,000 rentable square feet in the Premises (initially, seven parking spaces) in the parking facilities associated with the Building (the “Parking Area”) subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area at no additional charge during the initial Term.

Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above. the parking spaces provided hereunder shall be provided on an unreserved, “first-come, first served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.

There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

EXHIBIT G, Parking	Page G-1

EXHIBIT H

RENEWAL OPTION

Provided no Event of Default exists at the time of such election, Tenant may renew this Lease as to the entire Premises for one additional period of three years by delivering written notice of the exercise thereof to Landlord not earlier than nine months nor later than six months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for new leases or renewals of comparable space (equivalent in quality, size, utility and location) in comparable office buildings in Plano, Texas, taking into account any tenant improvement allowances, brokerage commissions, rent abatements, parking and other concessions being offered, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within 30 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a)	Basic Rent shall be adjusted to the Prevailing Rental Rate;

(b)	Tenant shall have no further renewal option except as expressly granted by Landlord in writing: and

(c)	Landlord shall lease to Tenant the Premises in their then-current condition.

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, and timely notifies Landlord thereof, Tenant may, in its notice to Landlord, require that the determination of the Prevailing Rental Rate be made by brokers (and if Tenant makes such election, Tenant shall be deemed to have irrevocably renewed the Term, subject only to the determination of the Prevailing Rental Rate as provided below). In such event, within ten days thereafter, each party shall select a qualified commercial real estate broker with at least ten years’ experience in leasing property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of prevailing rental rates within 20 days after their retention. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20-day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Prevailing Rental Rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant’s tights under this Exhibit shall terminate if (1) this Lease or Tenant’s light to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease (excluding Permitted Transfers), or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

EXHIBIT H, Renewal Option	Page H-1

EXHIBIT I

JANITORIAL SPECIFICATIONS

I. JANITORIAL SERVICE SPECIFICATIONS FOR TENANT SUITES, COMMON AREAS ON TENANT-OCCUPIED FLOORS AND TENANT COMPUTER ROOMS.

Services listed below shall be provided in a manner that is consistent with the operation of comparable buildings in the vicinity of the Building.

A.	Nightly Services

i.	All surface areas, desks, file cabinets, counter tops, book shelves, credenzas, computer screens and other equipment will be dusted. Desk tops will be wiped down but no papers will be moved.

ii.	All glass top desks, glass doors, partitions, light switches and walls will be spot cleaned to remove smudges and fingerprints.

iii.	All carpeted areas will be vacuumed. All hard surface floors will be swept with a dust mop then damp mopped.

iv.	All trash receptacles and ash urns (exterior) will be emptied and cleaned. Liners will be changed whenever necessary. Trash will be taken to the designated areas for trash removal.

v.	All stairwells will be vacuumed and swept as well as dusted.

vi.	The elevator will be vacuumed and fingerprints removed from wall surfaces.

vii.	All kitchen countertops. tables and cupboard doors in break rooms will be cleaned and disinfected. Hand prints and smudges will be removed from the exterior of the refrigerator as well as any other appliances. Microwaves will be cleaned inside and out. Sinks and other chrome areas will be cleaned and polished.

viii.	All fixtures and appliances in the restrooms will be cleaned and sanitized. All chrome and mirrors will be cleaned and polished.

ix.	All commodes and urinals will be cleaned with a germicidal disinfectant. The use of an emulsion bowl cleaner will be used whenever necessary.

x.	Restroom floors will be cleaned using a germicidal disinfectant.

B.	Weekly Services

i.	All pictures and door frames will be dusted.

ii.	Partitions and walls in the restrooms will be completely wiped down with a germicidal disinfectant, unless needed more frequently (in which event, any costs associated with such additional service shall be at Tenant’s sole cost and expense).

iii.	All VCT floors will be buffed and carpets will be spot cleaned where needed.

C.	Monthly Services

i.	All mini-blinds and A/C vents will be dusted.

ii.	Sanitize all telephones.

iii.	Clean entire interior glass partitions and doors.

iv.	All VCT floors will be waxed (more often as necessary) and baseboards polished.

D.	Annual/Biannual Services

i.	The interior of all exterior windows will be cleaned at least once per year, and the exterior of all exterior windows will be cleaned at least twice per year.

EXHIBIT I, Janitorial Specifications	Page I-1